John Deere Owner Trust 2001	Exhibit 99.2
Statement to Noteholders

$281,000,000 Class A-1 2.19% Asset Backed Notes due November 15, 2002
$202,000,000 Class A-2 2.56% Asset Backed Notes due February 17, 2004
$315,000,000 Class A-3 3.26% Asset Backed Notes due October 17, 2005
$98,640,000 Class A-4 3.78% Asset Backed Notes due September 15, 2008
$34,935,802 Asset Backed Certificates

Payment Date:	15-Oct-02

(1) Amount of principal being paid on the Notes:
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$22,852,396.23
per $1,000 original principal amount:	$113.13
(c) A-3 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(d) A-4 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(e) Total	$22,852,396.23

(2) Interest on the Notes
(a) A-1 Notes:	$0.00
per $1,000 original principal amount:	$0.00
(b) A-2 Notes:	$269,969.86
per $1,000 original principal amount:	$1.34
(c) A-3 Notes:	$855,750.00
per $1,000 original principal amount:	$2.72
(d) A-4 Notes:	$310,716.00
per $1,000 original principal amount:	$3.15
(e) Total	$1,436,435.86

(3) After giving effect to distributions on current Payment Date:
(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000
(b) (i) outstanding principal amount of A-2 Notes:	$103,695,974.47
(ii) A-2 Note Pool Factor:	0.5133464
(c) (i) outstanding principal amount of A-3 Notes:	$315,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000
(d) (i) outstanding principal amount of A-4 Notes:	$98,640,000.00
(ii) A-4 Note Pool Factor:	1.0000000
(e) (i) Certificate Balance	$20,155,947.06
(ii) Certificate Pool Factor:	0.5769424

(4) Note Value at the end of the related Collection Period	$537,491,921.55

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period	$528,682,990.80

(6) Amount of Servicing Fee:	$460,541.03
per $1,000 original principal amount:	0.49436775

(7) Amount of Administration Fee:	$100.00

(8) Aggregate Purchase Amounts for Collection Period:	$0.00

(9) Amount in Reserve Account:	$16,302,577.00
Specified Reserve Account Balance:	$16,302,577.00

(10) Aggregate amount of Realized Losses for the Collection Period:	$150,802.33

(11) Amount of Payments that are more than 60 days past due:	$1,995,922.00